AMENDMENT NO. 7 TO
AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST
OF AMERICAN CENTURY CALIFORNIA TAX-FREE AND MUNICIPAL FUNDS

THIS AMENDMENT NO. 7 TO AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST is hereby adopted as of the 24th day of March, 2017, by the Trustees hereunder.

WHEREAS, the Board of Trustees have determined that it is in the best interests of American Century California Tax-Free and Municipal Funds (the "Trust") to change the name of the Institutional Class of shares to the I Class of shares for the following three (3) series of the Trust (“I Class Name Change”):

•	California High-Yield Municipal Fund

•	California Intermediate-Term Tax-Free Bond Fund

•	California Long-Term Tax-Free Fund;

WHEREAS, the Board of Trustees have determined that it is in the best interests of the Trust to add new Y Class of shares for the following two (2) series of the Trust (“New Y Class of Shares”):

•	California High-Yield Municipal Fund

•	California Intermediate-Term Tax-Free Bond Fund; and

WHEREAS, the Board of Trustees have determined that it is in the best interests of the Trust to eliminate the B Class of Shares of California High-Yield Municipal Fund and California Long-Term Tax-Free Fund (“B Class Elimination”).

NOW, THEREFORE, BE IT RESOLVED, that the I Class Name Change, New Y Class of Shares, and B Class Elimination are hereby approved, effective as of April 10, 2017; and

FURTHER RESOLVED, that Schedule A of the Amended and Restated Agreement and Declaration of Trust for the Trust is hereby amended to reflect the I Class Name Change, New Y Class of Shares, and B Class Elimination by deleting the text thereof in its entirety and inserting in lieu therefore the Schedule A attached hereto.

This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

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IN WITNESS WHEREOF, a majority of the Trustees do hereto set their hands as of the date first referenced above.

Trustees of the American Century California Tax-Free and Municipal Funds

/s/ Tanya S. Beder                    /s/ Jeremy I. Bulow
Tanya S. Beder                    Jeremy I. Bulow

/s/ Anne Casscells                    /s/ Ronald J. Gilson
Anne Casscells                    Ronald J. Gilson

/s/ Frederick L.A. Grauer                /s/ Jonathan D. Levin
Frederick L.A. Grauer                    Jonathan D. Levin

/s/ Peter F. Pervere                    /s/ John B. Shoven
Peter F. Pervere                    John B. Shoven

/s/ Jonathan S. Thomas
Jonathan S. Thomas

SCHEDULE A

American Century California Tax-Free and Municipal Funds

Pursuant to Article III, Section 6, the Trustees hereby establish and designate the following Series as Series of the Trust (and the Classes thereof), with the relative rights and preferences as described in Section 6:

Series                                Class        Date of Establishment

California Tax-Free Money Market Fund            Investor Class        11/09/1983

California Intermediate-Term Tax-Free Bond Fund        Investor Class        11/09/1983
I Class            03/01/2010*
A Class        03/01/2010
C Class        03/01/2010
Y Class        04/10/2017

California Long-Term Tax-Free Fund                Investor Class        11/09/1983
I Class            03/01/2010*
A Class        09/27/2007
C Class        09/27/2007

California High-Yield Municipal Fund            Investor Class        12/30/1986
I Class            03/01/2010*
A Class        05/08/2002
C Class        05/01/2001
Y Class        04/10/2017

This Schedule A shall supersede any previously adopted Schedule A to the Declaration of Trust.

*Formerly Institutional Class; name changed to I Class on April 10, 2017.

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